3: ROY G

ROY G. HALE

Certified Public Accountant

P.O Box 2634

La Plata, MD 20646

301-870-3374

800-286-4602

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

I hereby consent to the inclusion of my independent audit report, dated April 24, 2003, in the Registration Statement being filed under the Securities Act of 1933 and in Investment Company Act of 1940 by Copley Fund, Inc., relating to the audited financial statements, as of February 28, 2003, referred to therein.

I also consent to the reference to my practice as an independent certified public accountant.

Roy G. Hale

Certified Public Accountant

April 24, 2002

La Plata, Maryland